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IDS CALIFORNIA TAX-EXEMPT TRUST

EXHIBIT INDEX

Exhibit 2.      By Laws dated June 8, 1989

Exhibit 5.      Investment Management Services Agreement dated
                March 20, 1995

Exhibit 6.      Distribution Agreement dated March 20, 1995

Exhibit 8.      Custodian Agreement dated July 23, 1986

Exhibit 9(a).   Transfer Agency Agreement dated March 20, 1995

Exhibit 9(b).   Shareholder Service Agreement dated March 20, 1995

Exhibit 9(c).   Administrative Services Agreement dated March 20,
                1995

Exhibit 9(d).   License Agreement dated January 25, 1988

Exhibit 11.     Independent Audotors' Consent

Exhibit 15.     Plan and Agreement of Distribution dated March 20,
                1995

Exhibit 17.     Financial Data Schedules

Exhibit 19(a).  Trustees' Power of Attorney dated January 8, 1997

Exhibit 19(b).  Officers' Power of Attorney dated November 1, 1995